Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan of our report dated January 20, 2004 with respect to the consolidated financial statements of Unisys Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 19, 2004